Exhibit 10.3

Lease Brokerage Service Contract

Contract sign by A and B in Jiashan city, China, on September 29, 2009

Entrustor (Party A):	Zhejiang Longding Holding Group Co., Ltd.

Entrustee (Party B):	The Fifth Season Jiashan Investment Management Co., Ltd.

1.	Project summary

Project name: Longding Regency commercial real estate
Project address: Henan city, tiyu road east, Both sides of the pingshan street
Start time: for Southern Region no later than December 31, 2009, for north Region no later than October 1, 2010

2.	Service Content and Duration

1)	Property Area: 22,800 square meters
2)	Specific location and area: All commercial properties in Northern and Southern district of Longdingyuyuan
3)	Confirmation
Party A passes to party B stamped real estate premise permit, and planning and design drawing.

Duration: one and a half year starting from the date of contract signing

3.	Service Content

1)	Party B is responsible for brokerage service or finding tenants as well as its related work
2)	Party B supervises and assists the brokerage service material preparation, including advertising brochure.
3)	Party B proposes and implements marketing plan.
4)	The contract has three copies. Party A, B and lessee get one copy each.

4.	Cost and Payment Method

1)	After contract signing, party A pays CNY 200,000 to B within 3 days.
2)	When 50% of the brokerage work is done and 20% of the tenants start renovation, party B shall be paid CNY 300,000.
3)	When 70% of the brokerage work is done and 30% of the tenants start renovation, party B shall be paid CNY 300,000.
4)	When 58% of the brokerage work is done and 50% of the tenants start renovation, party B shall be paid CNY 500,000.
5)	When 70% of tenants start renovation and open business by the end of 2009, party A pays to party B the remaining balance.

5.	Price of Rent

Party B sets and implements the price of rent.

6.	Brokerage Agent Commission

1)	If party A chooses 2 years lease mode, rental income for first 2 years is party B’s commission.
2)	The rental income generated from party A’s unsold property in 2 years after contract signing is party B’s commission.

7.	Tax Invoice

1)	Party B covers tax incurred by its service.
2)	Party B provides the invoice.

8.	Support Work Explanation

1)	Party B covers its cost of living
2)	Party B covers its travel and transportation fee
3)	Party B does not authorize its staff to borrow money or valuable items from party A
4)	When entering the project area, party B must notify party A.

9.	Intellectual Property Right

1)	Party B cannot violate party A’s intellectual property rights.
2)	Party B does not gain any right by using party A’s intellectual properties.
3)	Party A has right for all the intellectual property rights which authorize party B for commercial use.
4)	Party A promises not to violate party B’s intellectual property rights unless authorized by party B.

10.	Responsibilities for Both Parties

Responsibilities for party A

1)	To provide property and all the necessary documentation to party B for project use
2)	Responsible for the project and ensuring the properties in the Northern district be ready by the end of June, 2010.
3)	To manage the janitors and security guards paid by party B.
4)	To provide resources and necessary to help party B performing service.
5)	To guarantee that all services are within legal scope and is responsible for any delay or construction quality of the properties.

Responsibilities for party B

1)	To comply with PRC laws and protect the brand image of A
2)	To communicate with party A and reach a consensus before implementation.
3)	Responsible for the overall planning of brokerage service.
4)	To assist with the set up of marketing center.
5)	To train marketing staff
6)	To be responsible and not to exaggerate or deceive when marketing customers
7)	To provide feedback and report to party A once a month
8)	To keep updated to market movement in order to adjust marketing strategy

11.	Fulfillment of Contract and Confidential Provisions

Fulfill contract

1)	After contract signing, party B’s staff will come to the site to start working in 5 days
2)	Party B must cooperate with A and hold a meeting to discuss work procedure
3)	Every decision, meeting, notice and important document must be recorded and signed by both A and B
4)	After party B hands in a proposal to party A, party A must replay to party B in 2 days. If party A does not reply in time, party will not be held responsible or pay the extra cost caused by the delay.
5)	Party A appoints __________ to cooperate with ____________ representing party B.
6)	Any information between A and B that is considered as commercial secrets is not allowed to publish to a thirty party.

12.	Default Responsibility

Party A breaches the contract under the following situations:

1)	Fail to fulfill the contract
2)	Terminate the contracts without party B’s permission
3)	Fail to pay sufficient fees on time
4)	Fail to reply on time after the second written notice from party B regarding party B’s proposal.
5)	Fail to hand in the certified documentation related to the project
6)	Entrust a third party as the brokerage agent

Party B breaches the contract under the following situations:

1)	Fail to fulfill the contract
2)	Inaccurately market, publish or explain materials provided by party A
3)	Deceive party A and cause economic loss for the project

Responsibilities of Breach of Contract

1)	It is considered a breach of contract if either party cannot fulfill the provisions in the contract. The violator is held responsible and shall pay a fee.
2)	If breaches the contract, party A shall pay to party B CNY 100,000 in addition to project expense.
3)	If breaches the contract, party B shall pay CNY 100,000 and return paid project expense to party A, which does not have to pay the remaining project expense.

13.	Force majeure

Due to force majeure, resulting in inability to perform the contract, will not be treated as a breach of contract for either party.

14.	Dispute Resolution

If fail to negotiate, either party can resolve a dispute at local court.

15.	Contract Validity, Cancellation, Termination, and Change

Contract Validity

Contract becomes valid after both parties’ signatures and seals on the contract. Contract Cancellation

1)	Either party breaches the contract, the other party can cancel the contract and not be liable.
2)	If cancelling the contract, either party shall notify the other within 15 days. The contract can be cancelled after both parties reach consensus and sign a cancellation agreement.
3)	If either party notifies the other of cancellation intent, the other party shall reply in 7 days in writing. If fails to reply in time, it is considered as both parties agreeing to cancellation.

Contract Termination

1)	When brokerage service goal is achieved and both parties settle with relevant fees, the contract terminates.
2)	When the contract expires and both parties settle with contract related legal and economic issues, the contract terminates.

Contract Change

Party A shall cooperate with new owner and continue to fulfill a new contract if party A’s equity or shareholders change.

16.	Miscellaneous

1)	This contract and its appendixes consist of a complete set of agreement for both parties and shall replace any previous memorandum or statement.
2)	Any contract amendment, change or replacement must be done in a written form and signed by both parties’ authorized representatives.
3)	Legal representative from both sides must present prove of status when signing.
4)	After the contract becomes valid, both parties shall fulfill and comply with the contract
5)	The contract has two duplicates, one for either party.
6)	For any unmentioned matters, both parties can sign a complementary agreement, which shall be equally valid as the contract.

Signature page

Party A: Zhejiang Longding Holding Group Co., Ltd.

By: /seal/ Zhejiang Longding Holding Group Co., Ltd.

Party B: The Fifth Season Jiashan Investment Management Co., Ltd.

By: /seal/ The Fifth Season Jiashan Investment Management Co., Ltd.

Date: September 29, 2009